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                                                                    313.393.7394
                                                         staeblerm@pepperlaw.com



                                December 13, 2002




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


            Re:   Aastrom Biosciences, Inc.
                  Amendment No. 1 to Form S-2 Registration Statement

Gentlemen:

            We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended (the "Act") on December 13, 2002, of the Company's Amendment No. 1 to Form S-2 registration statement (the "Registration Statement"). The Registration Statement relates to the proposed issuance by the Company of shares of the Company's Common Stock (the "Shares") covered by the Registration Statement.

            In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the By-Laws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company, and the issuance and sale of the Company's Common Stock as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic and the authenticity of all such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. In
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Securities and Exchange Commission
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December 13, 2002



addition, we have assumed that the certificates representing the Shares will be duly executed and delivered.

            On the basis of the foregoing, we are of the opinion that the Shares, assuming payment and delivery is made in accordance with the terms set forth in the Registration Statement, will be duly authorized, validly issued, fully paid, and non-assessable.

            We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         PEPPER HAMILTON LLP


                                         By: /s/ Micheal B. Staebler
                                            ------------------------------------
                                                 Michael B. Staebler